UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2023

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Estimated Value per Share
On February 22, 2023, the Board of Directors (the “Board”) of MacKenzie Realty Capital, Inc. (the “Company”) approved an estimated value of our common stock equal to $7.38 per share on a fully diluted basis as of December 31, 2022.
Methodology
The Board estimated the value of the shares of the Company by determining the net asset value of the Company’s assets as of December 31, 2022.  For assets that have sponsor-published net asset values, the Board used those values.  For publicly traded securities, the Board used the closing price of the security on December 31, 2022.  For real estate properties, the Board engaged Stout Risius Ross, LLC (“Stout”), an independent third-party real estate advisory firm, to estimate the fair value of 16 of the Company’s real estate properties or interests as of December 31, 2022. Stout has extensive experience estimating the fair values of commercial real estate. Stout’s report was furnished to the Board and the audit committee of the Board (the “Audit Committee”).  The report is subject to assumptions and limiting conditions as stated therein and was addressed to the Board and the Audit Committee and was not addressed to the public and should not be relied upon by any other person.  The report does not constitute a recommendation of the per share value of the Company. Nor does the report constitute a recommendation to purchase or sell any shares of the Company’s common stock and should not be represented as such. Stout does not have any material direct or indirect interests in the Company or any transaction or proposed transaction to which the Company is a party, and there are no conflicts of interest between Stout, on one hand, and the Company or any of our directors, on the other.
Generally, Stout estimated the value of the Company’s real estate and real estate-related assets, using an income capitalization approach.  The primary approach utilized is the discounted cash flow, or “DCF”, of projected net operating income, less capital expenditures, for an appropriate market-derived holding period, and applying a market-supported discount rate and capitalization rate.  In the instance where a discounted cash flow methodology was not deemed to be the most appropriate valuation methodology, Stout used a market approach, whereby comparable transaction activity was aggregated and analyzed to derive an estimate of value on the appropriate per unit basis.
To estimate our per share value, the Board utilized the “net asset value” or “NAV” method which is based on the fair value of real estate, and all other assets, less the fair value of total liabilities (including the liquidation preference of the Series A Preferred Shares and preferred operating partnership units). The fair value estimate of our real estate assets is equal to the sum of its individual real estate values. Net asset value per share was then derived by dividing the result by the number of common shares outstanding on a fully diluted basis as of December 31, 2022.

On February 10, 2023, the Audit Committee met to review and discuss the valuation determination. Following this review, the Audit Committee unanimously adopted a resolution accepting the Adviser’s analysis. The Audit Committee also unanimously adopted a resolution recommending an estimate of per share value as of December 31, 2022, equal to $7.38 per share on a fully diluted basis.
The Audit Committee made a recommendation to the Board that the Board adopt and the Company publish an estimate of per share value as of December 31, 2022, equal to $7.38 per share on a fully diluted basis. The Board unanimously adopted this recommendation of estimated per share value.
Our estimated per share value does not reflect “enterprise value” which may include an adjustment for:
•the size of our portfolio given that some buyers may be willing to pay more or less for a portfolio than they are willing to pay for each property in the portfolio separately;
•any other intangible value associated with a going concern; or
•the possibility that our shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.

The number of shares outstanding and used in the calculation, on a fully diluted basis (including common operating partnership units which have the right to convert to common shares) as of December 31, 2022, was 13,344,050.05.
Limitations of the Estimated Value per Share
We are providing this estimated value per share to assist broker dealers in meeting their customer account statement reporting obligations.
As with any methodology used to estimate value, the methodology employed by the Adviser and the recommendations made by the Company were based upon a number of estimates and assumptions that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our estimated value per share. The estimated per share value does not represent (i) the amount at which our shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares (iii) the amount per share that stockholders would receive in a sale of the entire Company in a single transaction or (iv) the amount stockholders would receive if we liquidated our assets and distributed the proceeds after paying all of our expenses and liabilities. Accordingly, with respect to the estimated value per share, we can give no assurance that:
•a stockholder would be able to resell his or her shares at this estimated value;
•a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;
•our shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange;
•the certain estimated corporate-level transaction costs that the Company would expect to incur in connection with a future potential liquidity event reflected in our estimated value will be incurred at the level estimated by the Company; or
•the methodology used to estimate our value per share would be acceptable to FINRA or that the estimated value per share will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”), with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.
The estimated value per share was accepted by our Board on February 22, 2023 and reflects the fact that the estimate was calculated at a moment in time. The value of our shares will likely change over time and will be influenced by changes to the value of our individual assets as well as changes and developments in the real estate and capital markets. We currently anticipate publishing a new estimated share value within approximately one year. Nevertheless, stockholders should not rely on the estimated value per share in making a decision to buy or sell shares of our common stock.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, as amended, and its other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued February 27, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: February 27, 2023	By:	/s/ Robert Dixon
Robert Dixon
President